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                                                                    Exhibit 99.3

              AMENDED AND RESTATED DEFERRED COMPENSATION AND STOCK
             OWNERSHIP PLAN FOR NON-EMPLOYEE DIRECTORS OF MBIA INC.

         1.  Purpose.
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         The purpose of the Deferred Compensation and Stock Ownership Plan for
Non-Employee Directors of MBIA Inc. is to permit eligible directors of MBIA Inc. to defer compensation and to enhance the long-term mutuality of interest between the directors and shareholders of MBIA Inc. by providing eligible directors the opportunity to purchase the common stock of MBIA Inc and to otherwise share in the success of MBIA Inc.

         2.  Definitions.
             -----------

         "Accounts" means the Investment Account and Share Account maintained by
          --------
the Company on behalf of each Participant in the Plan.

         "Board" means the Board of Directors of the Company.
          -----

         "Common Stock" means the common stock of the Company, par value $1.00
          ------------
per share, any common stock into which such common stock may be changed and any common stock resulting from the reclassification of such common stock.

         "Company" means MBIA Inc., a Connecticut corporation.
          -------

         "Deferred Compensation" means, with respect to a Participant, the
          ---------------------
aggregate amount of the Retainer and/or Fees deferred by such Participant in accordance with Section 4(a) hereof.

         "Eligible Director" means a director of the Company who is not an
          -----------------
employee of the Company or any of its subsidiaries.

         "Exchange Shares" means a Share granted to an Eligible Director
          ---------------
pursuant to Section 5 hereof in exchange for such Eligible Director's election to forego receipt of all or a portion of his or her Retainer or Fees.

         "Fair Market Value" means the average of the high and low sales prices
          -----------------
of a Share on the date of determination, as reported on the consolidated tape of the New York Stock Exchange (or on such other recognized quotation system on which the trading prices of the Common Stock are quoted at the relevant time) on such date. In the event there are no Common Stock transactions reported on such tape (or such other system) on the date of determination, Fair Market Value shall mean the average of the high and low sales prices of a Share on the immediately preceding date on which Common Stock transactions were so reported.

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         "Fees" means the attendance fees and chairperson fees payable to an
          ----
Eligible Director for his or her services as a director of the Company.

         "Investment Account" means a book entry account established and
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maintained by the Company on behalf of a Participant to record the Deferred
Compensation allocated to the Participant's Investment Account and any additions thereto or subtractions therefrom credited or charged in accordance with Section 4(b) hereof.

         "Participant" means an Eligible Director who has elected in accordance
          -----------
with Section 4(a) of the Plan to defer receipt of any portion of the Retainer and/or Fees otherwise payable to such Eligible Director. An individual shall cease to be a Participant upon the payment on behalf of such individual of all amounts then standing to the credit of such individual's Accounts under the Plan.

         "Plan" means the Deferred Compensation and Stock Ownership Plan for
          ----
Non-Employee Directors of MBIA Inc., as the same may be amended from time to time.

         "Retainer" means the annual retainer payable to an Eligible Director
          --------
for his or her services as a director of the Company.

         "Share" means a share of Common Stock.
          -----

         "Share Account" means a book entry account established and maintained
          -------------
by the Company on behalf of a Participant to record the Deferred Compensation allocated to the Participant's Share Account and any additions thereto or subtractions therefrom credited or charged in accordance with Section 4(b) hereof.

         3.  Administration.
             --------------

         (a) The Plan shall be administered by the Board. The Board may delegate its powers and functions hereunder to a duly appointed committee of the Board consisting of two or more members, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3, as promulgated under the Securities Exchange Act of 1934, as amended.

         (b) The Board shall have full authority to interpret the Plan; to establish, amend and rescind rules for carrying out the Plan; to administer the Plan; and to make all other determinations and to take such steps in connection with the Plan, the Accounts and any Exchange Shares granted hereunder as the Board, in its discretion, deems necessary or desirable for administering the Plan.

         (c) The Board may designate the Secretary of the Company, other employees of the Company or competent professional advisors to assist the Board in the administration of the Plan and may grant authority to such person to execute agreements or other documents on its behalf.

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     (d) The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. No member or former member of the Board or any committee thereof or any person designated pursuant to subsection
(c) above shall be liable for any action or determination made in good faith with respect to the Plan, any Account or any grant hereunder. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company, each member or former member of the Board or any committee thereof or any person designated pursuant to subsection (c) above shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid with the approval of the Company in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such person's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification such person may have as a director, officer or employee of the Company or under the Certificate of Incorporation or the By-Laws of the Company. Expenses incurred by the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.

     4. Deferral Program.
         ----------------

     (a) Deferral Election.
         -----------------

         (i) Participation. Prior to December 15 of any calendar year, an
             -------------
     Eligible Director may elect to defer all or any portion, in 25% increments, of the Retainer payable for the calendar year following the calendar year in which such election is made. Prior to August 31 of any calendar year, an Eligible Director may elect to defer all or any portion, in 25% increments, of the Fees payable in the calendar year following the calendar year in which such election is made. Any person who shall become an Eligible Director during any calendar year may elect, not later than the 30th day following the commencement of his term as an Eligible Director, to defer payment of all or a portion, in 25% increments, of the Retainer and/or Fees payable for the portion of the calendar year following such election.

         (ii) Form and Duration of Deferral Election. A deferral election shall
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     be made by written notice filed with the Secretary of the Company. Such election shall continue in effect (including with respect to the Retainer and/or Fees payable for and/or in, respectively, subsequent calendar years) unless and until the Participant revokes or modifies such election by written notice filed with the Secretary of the Company. Any such revocation or modification of a deferral election with respect to the Retainer shall become effective as of the end of the calendar year in which such notice is given and only with respect to the Retainer payable for services as a director thereafter. Any such revocation or modification

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     of a deferral election with respect to Fees shall become effective as of the September 1 next following the date such notice is given and only with respect to Fees payable for services as a director thereafter. Amounts credited to the Participant's Accounts prior to the effective date of any such revocation or modification of a deferral election shall not be affected by such revocation or modification and shall be distributed only in accordance with the otherwise applicable terms of the Plan.

          (iii) Renewal. An Eligible Director who has revoked an election to
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     participate in the Plan may file a new election in accordance with Section
     4(a)(i) above to defer (A) the Retainer payable for services to be rendered in the calendar year following the calendar year in which such new election is filed and/or (B) the Fees payable in the calendar year following the calendar year in which such new election is filed for services to be rendered in calendar quarters commencing after the date such new election is filed.

     (b)  Participants' Accounts.
          ----------------------

          (i)   Establishment of Accounts. The Company shall maintain an
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     Investment Account and a Share Account on behalf of each Participant and shall make additions to and subtractions from such Accounts as provided herein.

          (ii)  Investment Account. Deferred Compensation allocated to a
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     Participant's Investment Account pursuant to Section 4(b)(iv) shall be credited to the Investment Account as of the date such Deferred Compensation would have been paid to the Participant. As of the end of each calendar quarter, each Participant's Investment Account shall be credited with (or reduced by) an amount representing the hypothetical return (or loss) that would have been earned had the amount credited to such Account been invested in the manner described in the Participant's deferral election form (which notional investment or investments shall have been pre-approved by the Board for purposes of this Plan) during the portion of such calendar quarter that such amounts were credited to the Participant's Investment Account.

          (iii) Share Account. Deferred Compensation allocated to a
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     Participant's Share Account pursuant to Section 4(b)(iv) shall be deemed to be invested in that number of notional Shares (the "Units") which is equal to the quotient obtained by dividing (i) the dollar amount of such Deferred
                                           -
     Compensation by (ii) the Fair Market Value of a Share on the date the
                      --
     Deferred Compensation then being allocated to the Share Account would otherwise have been paid to the Participant. Whenever a dividend (other than a dividend payable in the form of Common Stock) is declared with respect to the Common Stock, the

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     number of Units credited to a Participant's Share Account shall be increased by that number of Units which is equal to the quotient obtained by dividing

          (x) an amount equal to the product of (x) the number of Units credited
           -                                     -
          to the Participant's Share Account on the related dividend record date multiplied by (y) the amount of any cash dividend declared by the
                         -
          Company with respect to a Share (or, in the case of any dividend distributable in property other than Common Stock, the per share value of such dividend, as determined by the Company for purposes of income tax reporting) by

          (y) the Fair Market Value of a Share on the related dividend payment
           -
          date.

          In the case of any dividend declared on the Common Stock which is payable in Common Stock, a Participant's Share Account shall be increased by that number of Units which is equal to the product of

          (x) the number of Units credited to the Participant's Share Account on
           -
          the related dividend record date multiplied by

          (y) the number of Shares (including any fraction thereof) declared as
           -
          a dividend with respect to a Share.

          (iv)   Investment Elections with Respect to Deferred Compensation.
                 ----------------------------------------------------------

                 (A)  General Rules. Each election with respect to the initial
                      -------------
                      allocation of Deferred Compensation to a Participant's Share Account pursuant to subsection (B) below or a change in the manner in which Deferred Compensation is allocated between a Participant's Accounts pursuant to subsection
                      (C) below shall be irrevocable once made; provided,
                                                                --------
                      however, that nothing herein shall preclude a Participant
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                      from making a subsequent election in accordance with
                      subsection (C) below to change the manner in which Deferred Compensation is allocated between such Participant's Accounts under the Plan.

                 (B)  Initial Investment Elections. At the time an Eligible
                      ----------------------------
                      Director elects to defer any portion of his or her Retainer or Fees pursuant to Section 4(a), such Eligible Director shall elect, by written notice delivered to the Secretary of the Company, the manner in which such Deferred Compensation shall be allocated between such Director's Investment Account and Share Account. Any Deferred Compensation to be credited to either Account shall be rounded to the nearest whole cent, with amounts equal to or greater than $.005

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                rounded up and amounts below $.005 rounded down. If an Eligible
                Director fails to notify the Secretary as to how to allocate the Deferred Compensation between the two Accounts, 100% of such Deferred Compensation shall be credited to such Director's Share Account.

          (C)   Change of Investment Elections. By written notice to the
                ------------------------------
                Secretary of the Company delivered not later than the last day of any calendar quarter, a Participant may elect to change the manner in which Deferred Compensation is to be allocated between such Participant's Investment Account and Share Account; provided, however, that any such election shall become effective
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                six months following delivery of written notice thereof to the
                Secretary of the Company.

     (c)  Distributions from Accounts.
          ---------------------------

          (i)   Form of Distribution Election. At the time an Eligible Director
                -----------------------------
     makes a deferral election pursuant to Section 4(a) hereof, such Eligible Director shall also file with the Secretary of the Company a written election (a "Distribution Election") with respect to the timing, form of payment and manner of distribution of (A) the aggregate amount, if any,
                                            -
     credited to the Director's Investment Account and (B) the value of any
                                                        -
     Units credited to the Director's Share Account. A Distribution Election shall specify that a distribution from the Investment Account and/or the Share Account shall be paid in one lump sum payment or in such number of installments as such Eligible Director may designate in accordance with subsection (ii) below.

          Distributions under the Plan shall be made or commence to be made as of the first business day of the calendar month following the calendar month in which the Eligible Director's services as a director of the Company terminate. All amounts credited to the Eligible Director's Investment Account shall be payable in cash and amounts credited to the Eligible Director's Share Account shall be payable in Shares.

          (ii)  Installment Payments. In lieu of receiving payment in respect of
                --------------------
     a Participant's Accounts in one lump sum payment, a Participant may elect in accordance with this Section 4(c) to receive payment of his Accounts in substantially equal annual or monthly installments over a period not exceeding twenty years. In no event may the value of any annual or monthly payment be less than $10,000 or $1,000, respectively.

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          (iii) Amendment of Distribution Election. A Participant may at any
                ----------------------------------
     time, and from time to time, elect by written notice delivered to the Secretary of the Company to change any Distribution Election; provided,
                                                                   --------
     however, that no such election shall be effective unless it is received by
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     the Secretary of the Company prior to the calendar year in which the
     Participant ceases to be a director of the Company.

          (iv)  Payment of Plan Distributions. Any distribution hereunder,
                -----------------------------
     whether in the form of a lump sum payment or installments, shall commence in accordance with the Distribution Election made by the Participant in accordance with Section 4(c)(i) or (iii), whichever such Election is effective as of the date distributions hereunder commence. If a Participant fails to specify in accordance with Section 4(c)(i) or (iii) that a distribution shall be made in a lump sum payment or a number of installments, such distribution shall be made in a lump sum payment. In the case of any distribution being made in annual or monthly installments, each installment after the first installment shall be paid on the first business day of each calendar year or calendar month, as applicable, following the year or month, as applicable, in which such first installment is paid until the entire amount subject to such installment Distribution Election shall have been paid.

          (v)   Investment Account Installment Payments. Where a Participant
                ---------------------------------------
     receives the balance of his Investment Account in annual or monthly installments, the amount of each installment distribution shall be equal to the product of (i) the balance credited to such Participant's Investment
                    -
     Account on the date of such distribution and (ii) a fraction, the numerator
                                                   -
     of which is one (1) and the denominator of which is the total number of installments remaining to be paid at that time.

          (vi)  Share Account Installment Payments. Where a Participant receives
                ----------------------------------
     any portion of the balance of his Share Account in annual or monthly installments, the number of Units subject to each installment distribution shall be equal to the product of (i) the number of Units in such Participant's Share Account on the date of such distribution and (ii) a fraction, the numerator of which is one (1) and the denominator of which is the total number of installments remaining to be paid at that time.

          (vii) Distribution on Death. If a Participant shall die before payment
                ---------------------
     of all amounts credited to the Participant's Accounts has been completed, the unpaid balance then credited to such Participant's Accounts shall be paid to the Participant's designated beneficiaries or estate in accordance with the Distribution Election then in effect; provided, however, that the
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     Board may, in its discretion, elect to pay the entire unpaid balance then credited to such Participant's Accounts to such beneficiaries or estate in a single lump sum payment within 30 days after

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     the Secretary of the Corporation receives notice of the Participant's death. A Participant may designate a beneficiary or beneficiaries (which may be an entity other than a natural person) to receive any payments to be made upon the Participant's death pursuant to this Section 4. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any beneficiary. Any such designation, change or cancellation must be made by written notice filed with the Secretary of the Company. If a Participant designates more than one beneficiary, any payments to such beneficiaries made pursuant to this
     Section 4 shall be made in equal shares unless the Participant has designated otherwise, in which case the payments shall be made in the shares designated by the Participant. If no beneficiary has been named by a Participant, payment shall be made to the Participant's estate.

     5.  Exchange Share Program.
         ----------------------

     (a) Grant. Subject to the provisions of subsection (c) below, each Eligible
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Director may elect, by written notice to the Secretary of the Company, to receive Exchange Shares pursuant to the formula set forth in subsection (d) below by agreeing to forgo all or any portion of such Eligible Director's Retainer and/or Fees payable in the calendar year following the calendar year in which such election is made.

     (b) Date of Issuance. Exchange Shares shall be issued as of the first day
         ----------------
of each calendar quarter with respect to which an Eligible Director has elected to forgo a portion of his or her Retainer or Fees, (i) with respect to the Retainer payable to such Eligible Director, payable for services to be performed during such calendar quarter and (ii) with respect to the Fees payable to such Eligible Director, payable for services rendered in the immediately preceding calendar quarter (the "Date of Issuance"), but based on the amount of such Retainer or Fees, as applicable, in effect at the time of the election described in subsection (c) below. Notwithstanding the foregoing, if the Date of Issuance in any calendar quarter is a date on which the New York Stock Exchange (or such other exchange on which the Common Stock is then traded) is not open for trading, the grant shall be made on the first day thereafter on which the New York Stock Exchange (or such other exchange) is open for trading.

     (c) Method of Election. An Eligible Director who wishes to elect to receive
         ------------------
one or more Exchange Shares in accordance with Section 5(a) shall deliver to the Secretary of the Company a written irrevocable election, not later than June 30 of each calendar year with respect to the Retainer and/or Fees payable to such Eligible Director in the next following calendar year, specifying the amount of such Director's Retainer and/or Fees which he or she wishes to forgo. (If the date an election is due is not a business day, such election shall be due on the last business day immediately preceding such otherwise applicable date.) In the event that an Eligible Director elects to forgo less than 100% of his or her Retainer and/or Fees for a relevant year, such Director may

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provide in his or her election that such foregone amount be applied to the issuance of Exchange Shares pro rata in each calendar quarter or from the full amount of the Retainer and Fees otherwise payable for each quarter until the full amount elected has been so applied. If an Eligible Director fails to specify the timing of the deductions, the amount of such Director's forgone Retainer and/or Fees will be applied to the issuance of Exchange Shares pro rata in each calendar quarter.

     (d) Number of Shares. The number of Exchange Shares to be issued as of each
         ----------------
Date of Issuance shall be equal to the number of whole Shares determined by the quotient of (x) and (y) below, where (x) and (y) are:
             -       -                -       -

         (x) the dollar amount of the Retainer and/or Fees being foregone with
          -
         respect to services to be performed during the applicable quarter in accordance with an election under this Section 5 to receive Exchange Shares; and

         (y) the Fair Market Value of the Exchange Shares on the Date of
          -
         Issuance.

If the above quotient produces a fractional Share, the Participant shall receive the cash value of such fractional Share, based on the then Fair Market Value, instead of receiving such fractional Share.

     6.  Shares; Adjustments in Event of Changes in Capitalization.
         ---------------------------------------------------------

     (a) Shares Authorized for Issuance. The total number of Shares subject to
         ------------------------------
award under the Plan may not exceed 100,000 Shares, subject to adjustment pursuant to subsection (b) below. The Shares as to which awards are granted hereunder may be either authorized but unissued Shares or issued Shares that have been or may be reacquired by the Company, as determined from time to time by the Board. Any Shares subject to award hereunder which for any reason are cancelled or terminated without the issuance of any Common Stock or the payment of any dividends shall again be available for award under the Plan.

     (b) Adjustments in Certain Events. In the event of any stock dividend or
         -----------------------------
stock split, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to stockholders (other than ordinary cash dividends), exchange of shares, rights offering to purchase Common Stock at a price substantially below fair market value or other similar corporate change, the Board shall make such equitable adjustments in the number of Shares or Units authorized to be granted hereunder, to the class of any award hereunder, or to any outstanding award, as it deems appropriate in order to prevent dilution or enlargement of rights.

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     7.  Amendment and Termination.
         -------------------------

     The Board may at any time terminate the Plan and may from time to time alter or amend the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Section 8(d)); provided, that, unless otherwise required by law,
                              --------
the rights of an Eligible Director with respect to amounts, if any, standing to the credit of such Director's Investment or Share Account or with respect to Exchanges Shares granted to such Director prior to such termination, alteration or amendment may not be impaired without the consent of such Director.

     8.  Miscellaneous.
         -------------

     (a) Unfunded Plan. The Company shall not be obligated to fund its
         -------------
liabilities under the Plan, the separate memorandum Accounts established for each Participant shall not constitute trusts and no person shall have any claim against the Company or its assets in connection with the Plan other than as an unsecured general creditor.

     (b) No Stock Ownership. The crediting of Units to the Share Accounts
         ------------------
pursuant to Section 4(b) hereof shall not be deemed to create any interest in any class of equity securities of the Company and no Participant (or beneficiary) shall have any rights of a shareholder with respect to Units credited hereunder unless and until certificates representing the Shares subject to such Units are issued to such Participant (or his or her designated beneficiaries).

     (c) Nonalienation. The right of a Participant to receive a distribution of
         -------------
the value of such Participant's Accounts payable pursuant to the Plan shall not be subject to assignment or alienation and shall not be transferable by the Participant other than by will or under the applicable laws of descent and distribution.

     (d) Regulatory Compliance and Listing. The issuance or delivery of any
         ---------------------------------
Shares or other stock may be postponed by the Company for such period as may be required to comply with any applicable requirements under the Federal securities laws, any applicable listing requirements of any national securities exchange and requirements under any other law or regulation applicable to the issuance or delivery of such Shares, and the Company shall not be obligated to issue or deliver any Shares or other stock if the issuance or delivery of such Shares shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange. The Company shall use reasonable efforts to comply with any such requirements.

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     (e) Status as a Director. Nothing in the Plan shall be deemed to create any
         --------------------
obligation on the part of the Board to nominate any director for reelection by the Company's shareholders.


     (f) Tax Withholding. The Company shall have the right to require, prior to
         ---------------
the issuance or delivery of any Shares or other shares of stock or property or the making of any payment hereunder, payment by the Eligible Director of any taxes required by law with respect to the issuance or delivery of such shares or other property or the making of any such payment.

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